UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2013

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 28th Street, Suite 100 Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Although it has not finalized its full financial results for the fourth quarter and fiscal year ended December 31, 2012, on January 7, 2013, Clovis Oncology, Inc. (the “Company”) issued a press release announcing that the Company had approximately $144.0 million in cash as of December 31, 2012 and expects a cash burn of $53.0 to $57.0 million for the year ending December 31, 2013, which would result in the Company having approximately $90 million in cash as of December 31, 2013. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 of Form 8-K is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2012 and its results of operations for the three months and year ended December 31, 2012. The audit of the Company’s consolidated financial statements for the year ended December 31, 2012 is ongoing and could result in changes to the information set forth above.

The information in this Item 2.02 of Form 8-K and the information incorporated by reference herein, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item	9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number and Description

99.1	Press Release, dated January 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

January 7, 2013	By:	/s/ Erle T. Mast
	Name:	Erle T. Mast
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 7, 2013.